xxxiii

                                      Exhibit (3)

          CERTIFICATE OF INCORPORATION
                       OF
                  OWENS CORNING



 We,   the  undersigned,  in  order  to  form   a
corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

 FIRST. The name of this corporation is
                  Owens Corning

  SECOND.  Its principal office in the  State  of
Delaware  is located at 1209 Orange Street,  City
of  Wilmington,  County of New Castle,  State  of
Delaware.   The name and address of its  resident
agent  is  The  Corporation Trust  Company,  1209
Orange Street, Wilmington, Delaware.

 THIRD. The nature of the business and the objects and purposes to be transacted, promoted and carried on by the corporation are as follows:

   A.  To  manufacture, fabricate, buy, sell  and
  deal  in  all kinds, forms and combinations  of
  fibres composed of glass, minerals or any other
  substance  and  in the products thereof  or  in
  which  such  fibres form a part; and machinery,
  tools,  implements, materials and supplies  for
  the   manufacture  thereof;  and  to   acquire,
  construct, equip, operate, maintain and dispose of factories, laboratories and all other things necessary or convenient for manufacturing and dealing in such fibres and substances and products thereof, and such machinery, tools, implements, materials and supplies;

   B. To manufacture, purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, and to invest, trade, deal in and deal with goods, wares and merchandise, and real and personal property of every class and description;

   C.   To   apply  for,  purchase  or  otherwise
  acquire    patents,    licenses,    inventions,
  improvements,   processes,  copyrights,   trade
  systems, trademarks and trade names and any secret or other information and any right, option, or contract in relation thereto, and to fulfill the terms and conditions thereof, and to maintain, lease, license, sell, transfer or otherwise dispose of and turn to account and deal in the same;

   D.   To  enter  into  any  agreement  for  the
  sharing   of   profits,  union   of   interest,
  cooperation  or joint adventure, or  otherwise,
  with  any  person, partnership, trustee,  joint
  stock  association,  or  corporation,  or   any
  business   or  transaction  capable  of   being
  conducted so as, directly or indirectly, to benefit this corporation;

   E.   To   establish,  support,  maintain   and
  operate  or aid in the establishment,  support,
  maintenance   and  operation  of  associations,
  institutions, funds, trusts and conveniences calculated to benefit employees or the ex-employees of the corporation or the dependents or connections of such persons; and to grant pensions and allowances, and to make payments for insurance, and to subscribe or guarantee money for any charitable or benevolent objects, or for any exhibition, or for any public, general or useful objects;

   F.   To  promote and organize any  corporation
  or corporations for the purpose of acquiring or
  owning  any  of  the  properties,  rights   and
  liabilities  of this corporation,  or  for  any
  other  purpose  which  may  seem  directly   or
  indirectly    calculated   to   benefit    this
  corporation;

   G.   To  acquire  the  goodwill,  rights,  and
  properties  and the whole or any  part  of  the
  assets,   tangible   or  intangible,   and   to
  undertake  or in any way assume the liabilities
  of    any   person,   firm,   association    or
  corporation, or to purchase the shares of or any other interest in any firm, association or corporation; to pay for said goodwill, rights, properties, assets, shares or other interest in cash, the shares of this company, bonds or other obligations of this corporation, or any other consideration, or by undertaking the whole or any part of the liabilities of the transferors; to hold or in any manner dispose of the whole or any part of such property so purchased; to conduct the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient in and about the conduct and management of such business;

   H.   To   guarantee,  purchase,  hold,   sell,
  assign, transfer, mortgage, pledge or otherwise
  dispose of shares of the capital stock  of,  or
  any   bonds,   securities   or   evidences   of
  indebtedness created by any other corporation or corporations organized under the laws of this state or any other state, country, nation or government, and while the owner thereof to exercise all the rights, powers and privileges of ownership;

   I. To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof;

   J.  To  borrow or raise moneys for any of  the
  purposes  of the corporation and from  time  to
  time,  without  limit as to  amount,  to  draw,
  make,   accept,  endorse,  execute  and   issue
  promissory  notes, drafts, bills  of  exchange,
  warrants,    bonds,   debentures   and    other
  negotiable or non-negotiable instruments and evidences of indebtedness and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes;

   K. To purchase, hold, sell and transfer the shares of its own capital stock provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly;

   L.   To  have  one  or  more  offices  and  to
  conduct  any  or  all  of  its  operations   or
  business and to promote its objects within  and
  without   the   State   of   Delaware   without
  restriction as to place or amount;

   M.   To  have  and  to exercise  any  and  all
  powers   and   privileges  now   or   hereafter
  conferred  by  the  laws of  Delaware  and  all
  extensions   thereof   by  amendments   thereto
  hereafter made;

   N. To do all or any of the above things in any part of the world as principal, agent, contractor or otherwise, and by or through trustees, agents or otherwise, and either alone or in conjunction with others, and to do all such other things as are necessary, convenient or expedient to the above purposes.

   And  it is hereby expressly provided that  the
  enumeration  herein  of  specific  purposes  or
  powers  shall not be held to limit or  restrict
  in   any  manner  the  general  powers  of  the
  corporation;  and it is further  provided  that
  any and all of the foregoing objects, powers or
  purposes may at any time and from time to  time
  be  changed, altered or amended in  the  manner
  provided   by   law   for  the   amendment   of
  certificates of incorporation, and none of the above clauses or the purposes therein specified or the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the purposes mentioned in the first or any other clause of this article, but the company shall have full power to exercise all or any of the powers conferred by any part of this article in any part of the world.

   FOURTH. The total number of shares of stock which the Corporation is authorized to issue is 108,000,000 shares of which:

 (a) 8,000,000 shares shall be Preferred Stock, issuable in series, of no par value per share, and
 (b) 100,000,000 shares shall be Common Stock of par value of $.1O per share.

   The   designations,  powers,  preferences  and
  rights, and the qualifications, limitations or restrictions of the Preferred Stock and the Common Stock are as follows:

 A.   Preferred Stock

   The  Preferred Stock may be issued  from  time
   to  time  in one or more series and with  such
   designation for each such series as  shall  be
   stated  and  expressed in  the  resolution  or
   resolutions  providing for the issue  of  each
   such   series   adopted  by   the   Board   of
   Directors. The Board of Directors in any  such
   resolution   or   resolutions   is   expressly
   authorized to state and express for each such series:


   (i)    Voting   rights,  if  any,   including,
   without  limitation, the authority  to  confer
   multiple votes per share, voting rights as  to
   specified  matters or issues  or,  subject  to
   the   provisions   of  this   Certificate   of
   Incorporation,  as amended, voting  rights  to
   be  exercised either together with holders  of
   Common   Stock   as   a   single   class,   or
   independently as a separate class;

   (ii)  The rate per annum and the times at  and
   conditions  upon which the holders  of  shares
   of  such  series shall be entitled to  receive
   dividends,  the conditions and the dates  upon
   which  such  dividends shall  be  payable  and
   whether such dividends shall be cumulative  or
   noncumulative, and, if cumulative,  the  terms
   upon    which   such   dividends   shall    be
   cumulative;

   (iii)      Redemption, repurchase,  retirement
   and   sinking  fund  rights,  preferences  and
   limitations,  if  any, the amount  payable  on
   shares  of  such series in the event  of  such
   redemption,  repurchase  or  retirement,   the
   terms and conditions of any sinking fund,  the
   manner  of  creating such fund  or  funds  and
   whether   any  of  the  foregoing   shall   be
   cumulative or noncumulative;

   (iv)  The rights to which the holders  of  the
   shares  of such series shall be entitled  upon
   any   voluntary  or  involuntary  liquidation,
   dissolution or winding up of the Corporation;

   (v) The terms, if any, upon which the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

   (vi)  Any other designations, preferences  and
   relative,  participating,  optional  or  other
   special     rights,     and    qualifications,
   limitations or restrictions thereof so far  as
   they  are not inconsistent with the provisions
   of   this  Certificate  of  Incorporation,  as
   amended,  and  to  the  full  extent  now   or
   hereafter permitted by the laws of the State of Delaware.

   All  shares of the Preferred Stock of any  one
  series shall be identical to each other in  all
  respects, except that shares of any one  series
  issued at different times may differ as to  the
  dates   from   which  dividends   thereon,   if
  cumulative, shall be cumulative.

 B.   Common Stock

     (i)   Whenever dividends upon the  Preferred
     Stock  at  the time outstanding  shall  have
     been  paid  in  full for all  past  dividend
     periods  or  declared  and  set  apart   for
     payment, such dividends as may be determined by the Board of Directors may be declared by the Board of Directors and paid from time to time to the holders of the Common Stock.

     (ii)   In  the  event  of  any  liquidation,
     dissolution or winding up of the affairs  of
     the   Corporation,  whether   voluntary   or
     involuntary,  the assets and  funds  of  the
     Corporation remaining after the  payment  to
     the  holders of the Preferred Stock  at  the
     time  outstanding  of the  full  amounts  to
     which  they  shall  be  entitled  shall   be
     distributed among the holders of the  Common
     Stock according to their respective shares.

     (iii)      The shares of Common Stock  shall
     entitle the holders of record thereof to one
     vote  for  each share upon all matters  upon
     which  stockholders have the right to  vote,
     subject only to any exclusive voting  rights
     which  may  vest in holders of the Preferred
     Stock under the provisions of any series  of
     the Preferred Stock established by the Board
     of   Directors  pursuant  to  the  authority
     provided in this Article Fourth.

   FIFTH. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

   SIXTH. The name and place of residence of each of the incorporators are as follows:

    Names                               Residence
    L. E. Gray...............Wilmington, Delaware
    L. H. Herman.............Wilmington, Delaware
    Walter Lenz..............Wilmington, Delaware

   SEVENTH.   The   private   property   of   the
  stockholders  shall  not  be  subject  to   the
  payment  of  corporate  debts  to  any   extent
  whatever.

   EIGHTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

   A.  To  authorize  and cause  to  be  executed
  mortgages  and  liens,  without  limit  as   to
  amount, upon the real and personal property  of
  the   corporation,   including   after-acquired
  property;

   B.  From  time to time without the  assent  or
  vote of the stockholders, to fix the times  for
  the  declaration and payment of  dividends;  to
  fix  and  vary  the amount to  be  reserved  as
  working capital; to set apart out of any of the
  funds   of   the   corporation  available   for
  dividends a reserve or reserves for any  proper
  purpose  and to abolish any reserve so created;
  to   fix   and   determine,  subject   to   the
  limitations imposed by law, what portion of the
  consideration received upon any issue of  stock
  shall  constitute capital and what portion,  if
  any, paid-in surplus; to cause dividends to  be
  paid  from  such paid-in surplus  or  from  any
  surplus  due  to appreciation in value  of  any
  property of the corporation in the same  manner
  as  though the same were net profits or  earned
  surplus;  to determine whether dividends  shall
  be  declared and paid in cash or capital  stock
  of  the  corporation or in other  property;  to
  determine  the  use  and  disposition  of   any
  surplus or net profits of the corporation and to use and apply any such surplus or net profits for the purchase or acquisition of bonds or other obligations or shares of stock of the corporation to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient, and shares of stock of the corporation so purchased or acquired may be resold unless such shares have been canceled and retired for the purpose of decreasing the stock of the corporation as provided by law;

   C.    Without  the  assent  or  vote  of   the
  stockholders, from time to time, to authorize and put into operation a plan or plans whereby the officers and employees of the corporation, or any of them, shall participate in the earnings and profits of the corporation; and pursuant to any plan so adopted, the Board of Directors shall have power to authorize the payment of extra compensation to any officer or employee and in the discretion of the Board of Directors such payment may be made in cash or in full-paid shares of the capital stock of the corporation or otherwise.

   D. The Corporation may in its By-Laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon it by statute.

   NINTH.  The  fact  that  the  stockholders  or
  directors  or officers of the corporation  are,
  in  whole or in part, the same as those of  any
  other  corporation shall not in any way  affect
  the   validity   and  enforceability   of   any
  agreement  or  transaction  between   the   two
  corporations.

   TENTH.  The  stockholders and directors  shall
  have the power to hold their      meetings,  to
  have an office or offices and to keep the books
  of  this corporation (subject to the provisions
  of  the  statutes)  outside  of  the  State  of
  Delaware  at  such places as may from  time  to
  time  be  designated  by  the  By-Laws  or   by
  resolution of the Board of Directors.

   ELEVENTH.

      (a) Elections for directors shall not be by ballot unless demand is made for election by ballot by a stockholder entitled to vote for the election of directors.

        (b)  The  business  and  affairs  of  the
  Corporation  shall be managed  by  a  Board  of
  Directors consisting of not less than nine  nor
  more  than twelve persons. The exact number  of
  directors   within  the  minimum  and   maximum
  limitations specified in the preceding sentence
  shall  be fixed from time to time by the  Board
  of  Directors pursuant to a resolution  adopted
  by  the  affirmative vote of a majority of  the
  entire  Board  of  Directors;  and  such  exact
  number   shall   be  eleven  unless   otherwise
  determined  by  resolution  so  adopted  by   a
  majority  of the entire Board of Directors.  As
  used in this Certificate of Incorporation,  the
  term  "entire  Board  of Directors"  means  the
  total authorized number of directors which  the
  Corporation  would  have  if  there   were   no
  vacancies.

   At  the  1984  Annual Meeting of Stockholders,
  the  directors  shall  be  divided  into  three
  classes, as nearly equal in number as possible,
  with  the term of office of the first class  to
  expire   at   the   1985  Annual   Meeting   of
  Stockholders, the term of office of the  second
  class  to expire at the 1986 Annual Meeting  of
  Stockholders  and  the term of  office  of  the
  third  class  to  expire  at  the  1987  Annual
  Meeting  of Stockholders. Commencing  with  the
  1985  Annual Meeting of Stockholders, directors
  elected to succeed those directors whose  terms
  have  thereupon expired shall be elected for  a
  term   of   office  to  expire  at  the   third
  succeeding Annual Meeting of Stockholders after
  their  election. If the number of directors  is
  changed,  any  increase or  decrease  shall  be
  apportioned  among  the  classes   so   as   to
  maintain, if possible, the equality of the number of directors in each class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of directors in any two classes shall not exceed one.

   (c)  Subject to the rights of the  holders  of
  any  series  of Preferred Stock  or  any  other
  class  of  capital  stock  of  the  Corporation
  (other than the Common Stock) then outstanding,
  newly-created directorships resulting  from  an
  increase  in the authorized number of directors
  in  any class of directors or vacancies in  any
  such  class  resulting from death, resignation,
  retirement,   disqualification,  removal   from
  office or other cause shall, if occurring prior to the expiration of the term of office of such class, be filled only by the affirmative vote of a majority of the remaining directors of the entire Board of Directors then in office, although less than a quorum, or by the sole remaining director. Any director of any class so elected shall hold office for a term that shall coincide with the remaining term of that class. His successor shall be elected by the stockholders at the same time and for the same term as the other directors of that class.

   (d)  Whenever the holders of any one  or  more
  series   of  Preferred  Stock  issued  by   the
  Corporation   shall  have  the  right,   voting
  separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by this Article Eleventh unless expressly otherwise provided by the resolution or resolutions providing for the creation of such series.

     (e)  Notwithstanding any other provision  of
  this  Certificate of Incorporation and  subject
  to   the   other  provisions  of  this  Article
  Eleventh,   the   Board  of   Directors   shall
  determine the rights, powers, duties, rules and
  procedures  that  shall affect  the  directors'
  power  to  manage and direct the  business  and
  affairs  of  the Corporation. Without  limiting
  the  foregoing,  the Board of  Directors  shall
  designate  and empower committees of the  Board
  of  Directors,  shall  elect  and  empower  the
  officers  of  the Corporation, may appoint  and
  empower  other  officers  and  agents  of   the
  Corporation, and shall determine the time and place of, and the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board action.

   TWELFTH. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

   THIRTEENTH.

   A.   In  addition  to  any  affirmative   vote
  required   by   law  or  this  Certificate   of
  Incorporation   or   the   By-Laws    of    the
  corporation, and except as otherwise  expressly
  provided   in   Section  B  of   this   Article
  THIRTEENTH,   a   Business   Combination    (as
  hereinafter defined) with, or proposed by or on
  behalf   of,  an  Interested  Stockholder   (as
  hereinafter   defined)  or  any  Affiliate   or
  Associate  (as  hereinafter  defined)  of  such
  Interested   Stockholder  or  any  person   who
  thereafter  would be an Affiliate or  Associate
  of  such  Interested Stockholder shall  require
  the affirmative vote of not less than sixty-six
  and  two-thirds percent (66 2/3%) of the  votes
  entitled to be cast by the holders of  all  the
  then  outstanding  shares of Voting  Stock  (as
  hereinafter  defined),  voting  together  as  a
  single    class,   excluding    Voting    Stock
  beneficially    owned   by   such    Interested
  Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

   B.   The  provisions  of  Section  A  of  this
  Article  THIRTEENTH shall not be applicable  to
  any  particular Business Combination, and  such
  Business  Combination shall require  only  such
  affirmative vote, if any, as is required by law
  or  by  any other provision of this Certificate
  of   Incorporation  or  the  By-Laws   of   the
  corporation, or any agreement with any national
  securities  exchange, if all of the  conditions
  specified in either of the following Paragraphs
  1  or  2  are met or, in the case of a Business
  Combination  not  involving  the   payment   of
  consideration   to   the   holders    of    the
  corporation's  outstanding  Capital  Stock  (as
  hereinafter   defined),   if   the    condition
  specified in the following Paragraph 1 is met:

     1.  The Business Combination shall have been
   approved,   either  specifically   or   as   a
   transaction   which  is  within  an   approved
   category   of  transactions,  by  a   majority
   (whether  such approval is made  prior  to  or
   subsequent   to   the   acquisition   of,   or
   announcement  or  public  disclosure  of   the
   intention to acquire, beneficial ownership  of
   the  Voting  Stock that caused the  Interested
   Stockholder    to   become    an    Interested
   Stockholder) of the Continuing Directors (as hereinafter defined).

     2. All of the following conditions shall have been met:


   a. The aggregate per share amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received by holders of Common
  Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i), (ii), (iii) and (iv) below;

     (i)    (if applicable) the highest per share
  price  (including  any  brokerage  commissions,
  transfer  taxes  and soliciting dealers'  fees)
  paid   by   or  on  behalf  of  the  Interested
  Stockholder  for any share of Common  Stock  in
  connection   with   the  acquisition   by   the
  Interested Stockholder of beneficial  ownership
  of  shares of Common Stock (x) within the  two-
  year  period  immediately prior  to  the  first
  public  announcement of the  proposed  Business
  Combination (the "Announcement Date") or (y) in
  the   transaction  in  which   it   became   an
  Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification affecting or relating to the Common Stock;

     (ii)         the Fair Market Value per share
  of  Common Stock on the Announcement Date or on
  the  date  on  which the Interested Stockholder
  became    an   Interested   Stockholder    (the
  "Determination Date"), whichever is higher,  as
  adjusted for any subsequent stock split,  stock
  dividend,   subdivision   or   reclassification
  affecting or relating to the Common Stock;

     (iii)   (if applicable) the price per  share
  equal  to  the Fair Market Value per  share  of
  Common   Stock  determined  pursuant   to   the
  immediately preceding clause (ii), multiplied by the ratio of (x) the highest per share price
  (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock within the two-year period immediately prior to the Announcement Date, as adjusted for any subsequent stock split, stock dividend, subdivi sion or reclassification affecting or relating to the Common Stock to (y) the Fair Market
  Value per share of Common Stock on the day immediately preceding the first day in such two-year period on which the Interested Stockholder acquired beneficial ownership of any share of Common Stock, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification affecting or relating to the Common Stock; and

     (iv)    the  corporation's  net  income  per
  share  of  Common  Stock  for  the  four   full
  consecutive    fiscal   quarters    immediately
  preceding the Announcement Date, multiplied  by
  the  higher of the then price/earnings multiple
  (if  any) of such Interested Stockholder or the
  highest   price/earnings   multiple   of    the
  Corporation within    the   two-year   period
  immediately preceding    the   Announcement
  Date (such price/earnings multiples being determined as customarily computed and reported in the financial community).

   b.The aggregate amount per share of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received by holders of shares of any class or series of outstanding Capital Stock, other than Common
  Stock, shall be at least equal to the highest amount determined under clauses (i), (ii),
  (iii) and (iv) below:

     (i)    (if applicable) the highest per share
  price  (including  any  brokerage  commissions,
  transfer  taxes  and soliciting dealers'  fees)
  paid   by   or  on  behalf  of  the  Interested
  Stockholder  for  any share of  such  class  or
  series of Capital Stock in connection with  the
  acquisition  by  the Interested Stockholder  of
  beneficial ownership of shares of such class or
  series of Capital Stock (x) within the two-year
  period  immediately prior to  the  Announcement
  Date  or  (y)  in the transaction in  which  it
  became an Interested Stockholder, whichever  is
  higher,  in  either case as  adjusted  for  any
  subsequent   stock   split,   stock   dividend,
  subdivision or reclassification affecting or relating to such class or series of Capital
  Stock;

   (ii)          the Fair Market Value per  share
  of such class or series of Capital Stock on the
  Announcement Date or on the Determination Date,
  whichever  is  higher,  as  adjusted  for   any
  subsequent   stock   split,   stock   dividend,
  subdivision or reclassification affecting or relating to such class or series of Capital
  Stock;

     (iii)   (if applicable) the price per  share
  equal  to  the Fair Market Value per  share  of
  such   class   or   series  of  Capital   Stock
  determined    pursuant   to   the   immediately
  preceding clause (ii), multiplied by the  ratio
  of  (x)  the highest per share price (including
  any  brokerage commissions, transfer taxes  and
  soliciting dealers' fees) paid by or on  behalf
  of  the Interested Stockholder for any share of
  such  class  or  series  of  Capital  Stock  in
  connection   with   the  acquisition   by   the
  Interested Stockholder of beneficial  ownership
  of  shares  of such class or series of  Capital
  Stock  within  the two-year period  immediately
  prior to the Announcement Date, as adjusted for
  any  subsequent  stock split,  stock  dividend,
  subdivision  or reclassification  affecting  or
  relating  to  such class or series  of  Capital
  Stock to (y) the Fair Market Value per share of
  such  class or series of Capital Stock  on  the
  day immediately preceding the first day in such
  two-year   period  on  which   the   Interested
  Stockholder  acquired beneficial  ownership  of
  any  share  of such class or series of  Capital
  Stock,  as  adjusted for any  subsequent  stock
  split,    stock   dividend,   subdivision    or
  reclassification affecting or relating to such class or series of Capital Stock; and

       (iv)     (if   applicable)   the   highest
  preferential  amount per  share  to  which  the
  holders  of shares of such class or  series  of
  Capital Stock would be entitled in the event of
  any   voluntary  or  involuntary   liquidation,
  dissolution or winding up of the affairs of the corporation regardless of whether the Business
  Combination to be consummated constitutes such an event.

 The  provisions  of this Paragraph  2  shall  be
  required to be met with respect to every  class
  or series of outstanding Capital Stock, whether
  or   not   the   Interested   Stockholder   has
  previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

       c.  The  consideration to be  received  by
  holders  of  a  particular class or  series  of
  outstanding Capital Stock shall be in  cash  or
  in the same form as previously has been paid by
  or  on behalf of the Interested Stockholder  in
  connection   with   its  direct   or   indirect
  acquisition of beneficial ownership  of  shares
  of  such  class or series of Capital Stock.  If
  the  consideration so paid for  shares  of  any
  class  or series of Capital Stock varied as  to
  form,  the form of consideration for such class
  or series of Capital Stock shall be either cash
  or   the   form  used  to  acquire   beneficial
  ownership  of the largest number of  shares  of
  such   class   or   series  of  Capital   Stock
  previously    acquired   by   the    Interested
  Stockholder.

       d.  After the Determination Date and prior
  to    the   consummation   of   such   Business
  Combination:  (i)  except  as  approved  by   a
  majority  of  the  Continuing Directors,  there
  shall  have been no failure to declare and  pay
  at   the   regular  dates  therefor  any   full
  quarterly dividends (whether or not cumulative)
  payable  in  accordance with the terms  of  any
  outstanding  Capital Stock;  (ii)  there  shall
  have  been no reduction in the annual  rate  of
  dividends  paid on the Common Stock (except  as
  necessary  to  reflect any stock  split,  stock
  dividend  or subdivision of the Common  Stock),
  except  as  approved  by  a  majority  of   the
  Continuing  Directors; (iii) there  shall  have
  been   an  increase  in  the  annual  rate   of
  dividends paid on the Common Stock as necessary
  to  reflect any reclassification (including any
  reverse    stock    split),   recapitalization,
  reorganization or any similar transaction  that
  has  the  effect  of  reducing  the  number  of
  outstanding shares of Common Stock, unless  the
  failure  so  to  increase such annual  rate  is
  approved   by  a  majority  of  the  Continuing
  Directors; and (iv) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested
  Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class or series of Capital Stock.

         e.  A  proxy  or  information  statement
  describing  the  proposed Business  Combination
  and  complying  with  the requirements  of  the
  Securities  Exchange Act of 1934,  as  amended,
  and  the rules and regulations thereunder  (the
  "Exchange Act")  or,  any subsequent provisions
  replacing the  Exchange  Act,  shall  be  mailed
  to  all stockholders  of the corporation  at
  least  30  days prior to the consummation of
  such Business Combination  (whether  or  not
  such  proxy  or information statement is
  required to be  mailed pursuant  to  the
  Exchange Act  or  subsequent provisions). The
  proxy or information statement shall contain on
  the first page thereof,  in  a prominent  place,
  any  statement  as  to   the  advisability
  (or   inadvisability)   of   the  Business
  Combination  that   the   Continuing Directors,
  or any of them, may choose  to  make
  and,  if deemed advisable by a majority of  the
  Continuing   Directors,  the  opinion   of   an
  investment banking firm selected by a  majority
  of  the Continuing Directors as to the fairness
  (or  absence  thereof)  of  the  terms  of  the
  Business Combination from a financial point  of
  view  to the holders of the outstanding  shares
  of  Capital  Stock  other than  the  Interested
  Stockholder  and its Affiliates or  Associates,
  such  investment  banking firm  to  be  paid  a
  reasonable   fee  for  its  services   by   the
  corporation.

       f.  Such Interested Stockholder shall  not
  have made any major change in the corporation's business or equity capital structure without the approval of a majority of the Continuing
  Directors.

  C. The following definitions shall apply with respect to this Article
  THIRTEENTH:

   1. The term "Business Combination" shall mean:

   a.   any   merger  or  consolidation  of   the
  corporation  or any Subsidiary (as  hereinafter
  defined) with (i) any Interested Stockholder or
  (ii)  any other company (whether or not  itself
  an  Interested Stockholder) which is  or  after
  such  merger  or  consolidation  would  be   an
  Affiliate   or   Associate  of  an   Interested
  Stockholder; or

   b.   any   sale,  lease,  exchange,  mortgage,
  pledge,   transfer  or  other  disposition   or
  security    arrangement,   investment,    loan,
  advance,   guarantee,  agreement  to  purchase,
  agreement  to  pay, extension of credit,  joint
  venture participation or other arrangement  (in
  one  transaction  or a series of  transactions)
  with  or  for  the  benefit of  any  Interested
  Stockholder  or any Affiliate or  Associate  of
  any   Interested  Stockholder   involving   any
  assets,  securities, obligations or commitments
  of  the  corporation,  any  Subsidiary  or  any
  Interested  Stockholder  or  any  Affiliate  or
  Associate  of any Interested Stockholder  which
  has  an  aggregate  Fair  Market  Value  and/or
  involves aggregate commitments of $2,500,000 or
  more or constitutes more than 5 percent of  the
  book value of the total assets (in the case  of
  transactions  involving assets  or  commitments
  other  than capital stock) or 5 percent of  the
  stockholders'   equity   (in   the   case    of
  transactions in capital stock) of the entity in
  question (the "Substantial Part"), as reflected
  in the most recent fiscal year-end consolidated
  balance  sheet of such entity existing  at  the
  time  the stockholders of the corporation would
  be   required  to  approve  or  authorize   the
  Business  Combination  involving  the   assets,
  securities,   obligations  and/or   commitments
  constituting  any  Substantial  Part,  provided
  that  any  arrangement,  whether  as  employee,
  consultant  or  otherwise,  other  than  as   a
  director,  pursuant  to  which  any  Interested
  Stockholder  or  any  Affiliate  or   Associate
  thereof shall, directly or indirectly, have any
  control over or management of any aspect of the
  business  or affairs of the corporation,  shall
  be   deemed  to  be  a  "Business  Combination"
  irrespective of the value test set forth above;
  or

   c.  the  adoption of any plan or proposal  for
  the   liquidation   or   dissolution   of   the
  corporation or for any amendment to the corpora tion's By-Laws; or

   d.    any   reclassification   of   securities
  (including   any  reverse  stock   split),   or
  recapitalization  of  the corporation,  or  any
  merger or consolidation of the corporation with
  any   of   its   Subsidiaries  or   any   other
  transaction  (whether or not with or  otherwise
  involving an Interested Stockholder)  that  has
  the   effect,   directly  or   indirectly,   of
  increasing the proportionate share of any class
  or  series  of Capital Stock, or any securities
  convertible  into Capital Stock or into  equity
  securities   of   any   Subsidiary,   that   is
  beneficially    owned   by    any    Interested
  Stockholder or any Affiliate or Associate of any Interested Stockholder; or

   e.    any   agreement,   contract   or   other
  arrangement providing for any one or more of the actions specified in the foregoing clauses
  (a) to (d).

   2. The term "Capital Stock" shall mean all capital stock of the corporation authorized to be issued from time to time under Article
  FOURTH of this Certificate of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the corporation generally.

   3.   The   term   "person"  shall   mean   any
  individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

   4.  The  term  "Interested Stockholder"  shall
  mean any person (other than the corporation  or
  any  Subsidiary  and  other  than  any  profit-
  sharing,  employee  stock  ownership  or  other
  employee benefit plan of the corporation or any
  Subsidiary or any trustee of or fiduciary  with
  respect  to any such plan when acting  in  such
  capacity)  who  (a)  is  or  has  announced  or
  publicly  disclosed  a  plan  or  intention  to
  become  the  beneficial owner of  Voting  Stock
  representing ten percent (10%) or  more of  the
  votes entitled to be cast by the holders of all
  then
  outstanding shares of Voting Stock; or  (b)  is
  an  Affiliate  or Associate of the  corporation
  and  at  any  time  within the two-year  period
  immediately  prior to the date in question  was
  the    beneficial   owner   of   Voting   Stock
  representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

   5.  A person shall be a "beneficial owner"  of
  any  Capital Stock (a) which such person or any
  of  its  Affiliates or Associates  beneficially
  owns,  directly or indirectly; (b)  which  such
  person  or  any of its Affiliates or Associates
  has,  directly or indirectly, (i) the right  to
  acquire  (whether  such  right  is  exercisable
  immediately or subject only to the  passage  of
  time),  pursuant to any agreement,  arrangement
  or   understanding  or  upon  the  exercise  of
  conversion rights, exchange rights, warrants or
  options,  or  otherwise, or (ii) the  right  to
  vote pursuant to any agreement, arrangement  or
  understanding;  or (c) which  are  beneficially
  owned,  directly or indirectly,  by  any  other
  person  with which such person or  any  of  its
  Affiliates  or  Associates has  any  agreement,
  arrangement or understanding for the purpose of
  acquiring, holding, voting or disposing of  any
  shares  of  Capital Stock. For the purposes  of
  determining  whether a person is an  Interested
  Stockholder  pursuant to Paragraph  4  of  this
  Section  C,  the  number of shares  of  Capital
  Stock  deemed  to be outstanding shall  include
  shares deemed beneficially owned by such person
  through  application  of this  Paragraph  5  of
  Section  C,  but  shall not include  any  other
  shares  of  Capital Stock that may be  issuable
  pursuant  to  any  agreement,  arrangement   or
  understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

   6. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act as in effect on July 24, 1986 (the term
  "registrant" in said Rule 12b-2 meaning in this case the corporation).

   7.  The term "Subsidiary" means any company of
  which   a  majority  of  any  class  of  equity
  security   is   beneficially   owned   by   the
  corporation;  provided, however, that  for  the
  purposes   of  the  definition  of   Interested
  Stockholder set forth in Paragraph 4 of this Section C, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the corporation.

   8.  The  term "Continuing Director" means  (i)
  any  member  of the Board of Directors  of  the
  corporation  (the "Board of Directors"),  while
  such  person  is  a  member  of  the  Board  of
  Directors, who is not an Interested Stockholder
  or  an Affiliate or Associate or representative
  of  the Interested Stockholder and was a member
  of  the  Board of Directors prior to  the  time
  that  the  Interested  Stockholder  became   an
  Interested Stockholder, and (ii) any person who
  subsequently becomes a member of the  Board  of
  Directors, while such person is a member of the
  Board
  of   Directors,   who  is  not  an   Interested
  Stockholder  or  an Affiliate or  Associate  or
  representative  of the Interested  Stockholder,
  if  such  person's nomination for  election  or
  election   to   the  Board  of   Directors   is
  recommended or approved by a majority of the Continuing Directors then in office.

   9.  The term "Fair Market Value" means (a)  in
  the  case of cash, the amount of such cash; (b)
  in  the case of stock, the highest closing sale
  price  during  the  30-day  period  immediately
  preceding  the date in question of a  share  of
  such  stock on the Composite Tape for New  York
  Stock Exchange-Listed Stocks, or, if such stock
  is not quoted on the Composite Tape, on the New
  York  Stock Exchange, or, if such stock is  not
  listed  on  such  Exchange,  on  the  principal
  United  States  securities exchange  registered
  under  the Exchange Act on which such stock  is
  listed, or, if such stock is not listed on  any
  such   exchange,   the  highest   closing   bid
  quotation with respect to a share of such stock
  during the 30-day period preceding the date  in
  question   on   the  National  Association   of
  Securities  Dealers, Inc. Automated  Quotations
  System or any similar system then in use, or if
  no  such  quotations  are available,  the  fair
  market value on the date in question of a share
  of  such  stock as determined by a majority  of
  the Continuing Directors in good faith; and (c)
  in  the  case  of property other than  cash  or
  stock,  the fair market value of such  property
  on  the date in question as determined in  good
  faith   by   a   majority  of  the   Continuing
  Directors.

   10. In the event of any Business Combination in which the corporation survives, the phrase
  "consideration other than cash to be received" as used in Paragraphs 2.a and 2.b of Section B of this Article THIRTEENTH shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

   D.   A  majority  to the Continuing  Directors
  shall have the power and duty to determine  for
  the purposes of this Article THIRTEENTH, on the
  basis   of  information  known  to  them  after
  reasonable inquiry, all questions arising under
  this   Article  THIRTEENTH,  including  without
  limitation,   (a)  whether  a  person   is   an
  Interested  Stockholder,  (b)  the  number   of
  shares  of  Capital Stock or  other  securities
  beneficially owned by any person, (c) whether a
  person is an Affiliate or Associate of another,
  (d)  whether  a Proposed Action (as hereinafter
  defined) is with, or proposed by, or on  behalf
  of an Interested Stockholder or an Affiliate or
  Associate  of  an  Interested Stockholder,  (e)
  whether the assets that are the subject of  any
  Business Combination have, or the consideration
  to  be received for the issuance or transfer of
  securities by the corporation or any Subsidiary
  in  any  Business Combination has, an aggregate
  Fair  Market Value of $2,500,000 or  more,  and
  (f)  whether the assets or securities that  are
  the   subject   of  any  Business   Combination
  constitute   a  Substantial  Part.   Any   such
  determination made in good faith shall be binding and conclusive on all parties.

   E.    Nothing   contained  in   this   Article
  THIRTEENTH  shall be construed to  relieve  any
  Interested   Stockholder  from  any   fiduciary
  obligation imposed by law.

   F.   The  fact  that any Business  Combination
  complies  with the provisions of Section  B  of
  this  Article THIRTEENTH shall not be construed
  to  impose  any  fiduciary duty, obligation  or
  responsibility  on the Board of  Directors,  or
  any  member  thereof, to approve such  Business
  Combination   or  recommend  its  adoption   or
  approval   to   the   stockholders    of    the
  corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business
  Combination.

   G.    For   the   purposes  of  this   Article
  THIRTEENTH,  a  Business  Combination  or   any
  proposal   to  amend,  repeal  or   adopt   any
  provision  of this Certificate of Incorporation
  inconsistent   with  this  Article   THIRTEENTH
  (collectively, "Proposed Action")  is  presumed
  to  have been proposed by, or on behalf of,  an
  Interested  Stockholder  or  an  Affiliate   or
  Associate  of  an Interested Stockholder  or  a
  person who thereafter would become such if  (1)
  after  the Interested Stockholder became  such,
  the  Proposed Action is proposed following  the
  election of any director of the corporation who
  with  respect  to such Interested  Stockholder,
  would  not  qualify to serve  as  a  Continuing
  Director,  or  (2) such Interested Stockholder,
  Affiliate,  Associate or person  votes  for  or
  consents  to the adoption of any such  Proposed
  Action,    unless   as   to   such   Interested
  Stockholder, Affiliate, Associate or person a majority of the Continuing Directors makes a good faith determination that such Proposed
  Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

   H.   Notwithstanding any other  provisions  of
  this  Certificate of Incorporation or  the  By-
  Laws  of  the  corporation (and notwithstanding
  the  fact  that a lesser percentage or separate
  class  vote  may  be  specified  by  law,  this
  Certificate of Incorporation or the By-Laws  of
  the corporation), any proposal to amend, repeal
  or  adopt any provision of this Certificate  of
  Incorporation  inconsistent with  this  Article
  THIRTEENTH which is proposed by or on behalf of
  an  Interested Stockholder or an  Affiliate  or
  Associate  of  an Interested Stockholder  shall
  require the affirmative vote of the holders  of
  not  less than sixty-six and two-thirds percent
  (66  2/3%) of the votes entitled to be cast  by
  the  holders of all the then outstanding shares
  of  Voting Stock, voting together as  a  single
  class,   excluding  Voting  Stock  beneficially
  owned by such Interested Stockholder; provided,
  however,  that this Section H shall  not  apply
  to,  and  such sixty-six and two-thirds percent
  (66  2/3%) vote shall not be required for,  any
  amendment,   repeal  or  adoption   unanimously
  recommended by the Board of Directors if all of
  such   directors  are  persons  who  would   be
  eligible   to  serve  as  Continuing  Directors
  within the meaning of Section C, Paragraph 8 of this Article THIRTEENTH.

   FOURTEENTH.  The  corporation shall  indemnify
  to  the full extent authorized or permitted  by
  law  any person made, or threatened to be made,
  a  party  to any action or proceeding  (whether
  civil  or  criminal or otherwise) by reason  of
  the fact that he, his testator or intestate, is
  or was a director or officer of the corporation
  or  by reason of the fact that such director or
  officer, at the request of the corporation,  is
  or   was   serving   any   other   corporation,
  partnership,  joint  venture,  trust,  employee
  benefit  plan  or  other  enterprise,  in   any
  capacity. Nothing contained herein shall affect
  any   rights   to  indemnification   to   which
  employees other than directors and officers may
  be   entitled  by  law.  No  director  of   the
  corporation shall be personally liable  to  the
  corporation  or its stockholders  for  monetary
  damages  for  any breach of fiduciary  duty  by
  such  a director as a director. Notwithstanding
  the  foregoing  sentence, a director  shall  be
  liable to the extent provided by applicable law
  (i)  for  any breach of the director's duty  of
  loyalty to the corporation or its stockholders,
  (ii) for acts or omissions not in good faith or
  which  involve  intentional  misconduct  or   a
  knowing  violation  of law, (iii)  pursuant  to
  Section 174 of the Delaware General Corporation
  Law, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article FOURTEENTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

   FIFTEENTH. The By-Laws of this corporation may be amended by the affirmative vote of a majority of the whole Board of Directors or by the affirmative vote of the holders of a majority of the issued and outstanding common stock of this corporation. Any provision of the By-Laws adopted or amended by the stockholders may be amended by the Board of Directors except that the stockholders may from time to time specify particular provisions thereof which shall not be amended by the Board of Directors.

   SIXTEENTH.   (a)   Notwithstanding    anything
  contained  in this Certificate of Incorporation
  to  the  contrary,  Article  ELEVENTH,  Article
  TWELFTH and Article FOURTEENTH hereof shall not
  be   altered,  amended  or  repealed   and   no
  provision  inconsistent  therewith   shall   be
  adopted  without the affirmative  vote  of  the
  holders of at least 66 2/3% of the voting power
  of  all  the shares of the corporation entitled
  to vote generally in the election of directors,
  voting    together   as   a    single    class.
  Notwithstanding  anything  contained  in   this
  Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least
  66 2/3% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this paragraph (a) of Article SIXTEENTH.

      (b)  The corporation reserves the right  to
  amend,  alter,  change or repeal any  provision
  contained  in its Certificate of Incorporation,
  or  any amendment thereof, in the manner now or
  hereafter  prescribed by the laws of the  State
  of    Delaware    or   this   Certificate    of
  Incorporation, and all rights conferred upon the stockholders of the corporation are granted subject to this reservation.

   SEVENTEENTH. The rights of the holders of  the
  Common  Stock,  the Preferred  Stock  or  other
  capital  stock  of  the  corporation,  whenever
  acquired, shall be subordinate to the rights of
  all holders of indebtedness in the event of any
  reorganization    or   liquidation    of    the
  corporation,  even  if  the  claim   for   such
  indebtedness   is   disallowed,   avoided    or
  subordinated pursuant to the provisions of Title 11 of the United States Code, as in effect from time to time, or other applicable laws.

   EIGHTEENTH.  The  corporation   is   to   have
  perpetual existence.

   In Witness Whereof, we have hereunto set our hands and seals this 31st day of October, 1938.

                           L. E. Gray   (L. S.)
                           L. H. Herman (L. S.)
                           Walter Lenz  (L. S.)


   In Presence of:
   Harold E. Grantland



}ss
 State of Delaware,
 County of New Castle,




   Be  it  remembered that on  the  31st  day  of
  October,  1938, personally came  before  me,  a
  Notary  Public in and for the County and  State
  aforesaid, L. E. Gray, L. H. Herman and  Walter
  Lenz,  all  of  the  parties to  the  foregoing
  Certificate  of  Incorporation,  known  to   me
  personally   to   be   such,   and    severally
  acknowledged said Certificate to be the act and deed of the signers respectively and that the facts herein stated are truly set forth.

   Given under my hand and seal the day and year aforesaid,

   Harold E. Grantland
   Notary Public


   Harold E. Grantland
   Notary Public
   Appointed Jan. 11, 1937
   State of Delaware
   Term Two Years

            TERMS OF PREFERRED STOCK

                   created by

     CERTIFICATE OF DESIGNATION OF SERIES A
          PARTICIPATING PREFERRED STOCK
             filed December 24, 1986

                       and

             CERTIFICATE OF INCREASE
           OF DESIGNATION OF SERIES A
          PARTICIPATING PREFERRED STOCK
              filed August 9, 1994



     Section 1.  Designation and Amount.  The
   shares of such series shall be designated as Series A Participating Preferred Stock, no par value (the "Series A Preferred Stock") and the number of shares constituting such series shall be 750,000. Such number of shares may be increased or decreased by resolution of the Board of Directors;
   provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     Section 2.  Dividends and Distributions.
   (A)  Subject to the rights of the holders of
   any shares of any series of Preferred Stock
   (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, $.10 par value of the Corporation (the "Common Stock") and of any other junior stock which may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly
   Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $2.50 per share ($10.00 per annum), or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly
   Dividend Payment Date, since the first
   issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A
   Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B)  The Corporation shall declare a
   dividend or distribution on the Series A
   Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common
   Stock (other than a dividend payable in
   shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend
   Payment date and the next subsequent
   Quarterly Dividend Payment Date, a dividend of $2.50 per share ($10.00 per annum) on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly
   Dividend Payment Date.

     (C)  Dividends shall begin to accrue and be
   cumulative on outstanding shares of Series A
   Preferred Stock from the Quarterly Dividend
   Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first
   Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly
   Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.
   Accrued but unpaid dividends shall accumulate but shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred
   Stock entitled to receive payment of a
   dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3.  Voting Rights.  The holders of
   shares of Series A Preferred Stock shall have the following voting rights:

     (A)  Subject to the provisions for
   adjustment as hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Series A
   Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common
   Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A
   Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B)  Except as otherwise provided herein,
   in the Restated Certificate of Incorporation, in any other certificate of designation creating a series of preferred stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C)  If at the time of any annual meeting
   of stockholders for the election of
   directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A
   Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two.
   In addition to voting together with the
   holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A Preferred
   Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares at the time entitled to cast a majority of the votes entitled to be cast, for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders.
   If and when such default shall cease to
   exist, the holders of the Series A Preferred
   Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series B Preferred
   Stock in this Section 3.

     (D)  Except as provided herein, in Section
   10 or by applicable law, holders of Series A
   Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.

     Section 4.  Certain Restrictions.

     (A)  Whenever quarterly dividends or other
   dividends or distributions payable on the Series A Preferred Stock as provided in
   Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

     (i)  declare or pay dividends on, make any
   other distributions on any shares or stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series A Preferred Stock;

     (ii)  declare or pay dividends, or make any
   other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
   up) with the Series A Preferred Stock except dividends paid ratably on the Series A
   Preferred Stock, and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

     (iii)  redeem or purchase or otherwise
   acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series A Preferred
   Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock;
   or

     (iv)  purchase or otherwise acquire for
   consideration any shares of Series A
   Preferred Stock, or any shares of stock
   ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-
   up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B)  The Corporation shall not permit any
   subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5.  Reacquired Shares.  Any shares
   of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever, shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock, without designation asto series, and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, in any other certificate of designation creating a series of preferred stock or any similar stock or as otherwise required by law.

     Section 6.  Liquidation, Dissolution or
   Winding-Up.  Upon any voluntary or
   involuntary liquidation, dissolution or
   winding-up of the Corporation, no
   distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series A Preferred
   Stock unless prior thereto, the holders of shares of Series A Preferred Stock shall have received the higher of (i) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock; nor shall any distribution be made (B) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series A Preferred
   Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the provision in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and thedenominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7.  Consolidation, Merger, etc.  In
   case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common
   Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then in any such case each share of Series A Preferred
   Stock shall at the same time be similarly exchanged or changed into an amount per share
   (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common
   Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A
   Preferred Stock shall be adjusted by
   multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8.  No Redemption.  The shares of
   Series A Preferred Stock shall not be
   redeemable.

     Section 9.  Rank.  Unless otherwise
   provided in the Restated Certificate of
   Incorporation of the Corporation or a
   Certificate of Designation relating to a subsequent series of preferred stock of the Corporation, the Series A Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up, and senior to the Common Stock of this Corporation.

     Section 10.  Amendment.  The Restated
   Certificate of Incorporation of the
   Corporation, as amended, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single series.

     Section 11.  Fractional Shares.  Series A
   Preferred Stock may be issued in fractions of a share (in one one-hundredths (1/100) of a share and integral multiples thereof) which shall be entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A
   Preferred Stock.